EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-155676 on Form S-3 and Registration Statement No. 333-136090 on Form S-8 of our report dated June 24, 2011, relating to the financial statements and supplemental schedules of the Wyndham Worldwide Corporation Employee Savings Plan appearing in this Annual Report on Form 11-K of the Wyndham Worldwide Corporation Employee Savings Plan for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 24, 2011

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